UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 8, 2023

PCT LTD

(Exact name of registrant as specified in its charter)

Nevada	000-31549	90-0578516
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4235 Commerce Street Little River, South Carolina	29566
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (843) 390-7900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On May 8, 2023, Paradigm Convergence Technologies Corp. (“PCT”), a wholly-owned subsidiary of PCT LTD (the “Company”), entered into a Selective Machines Purchase Agreement (the “Purchase Agreement”) with ACEJAN CAPITAL LLC (“ACE”) to purchase certain business assets associated with the manufacture and sale of HOCL producing equipment for the healthcare industry (the “Equipment”) for a purchase price of $532,500 (the “Purchase Price”). The Purchase Price was reduced by a $100,000 holdback amount as collateral to secure any PCT obligations as set forth in the Purchase Agreement and the payment of any outstanding indebtedness, liabilities, and obligations of PCT at closing. PCT received $93,467.03 at closing.

In connection with the Purchase Agreement, PCT has agreed not to, and shall cause its affiliates not to, directly or indirectly, engage or participate in, whether as principal, manager, director, officer, shareholder, member, employee, agent, consultant, or otherwise, or become involved in any business in competition with the business of ACE or its affiliates anywhere in North America (USA, Canada, Mexico), except that Seller shall be permitted to continue to sell HOCL producing equipment to customers in all industries except to the Healthcare industry (hospitals, nursing homes, old age homes, assisted living homes, clinics and similar institutions). In addition, PCT shall not, and shall cause its affiliates not to, directly or indirectly, (i) solicit the trade of, call on, trade with, or provide any services to or conduct any other business or transaction with, any present or past customer, account, or client of ACE’s business in the healthcare industry or (ii) attempt to induce any such person to terminate or diminish their business with ACE or any of its affiliates.

PCT will continue to receive monthly royalties from ACE until April 2024 regarding equipment in existing hospitals, as well as any new hospitals ACE installs equipment. PCT will also continue to sell ACE fluids and receive royalties from them in other capacities beyond April 2024 as per the Purchase Agreement.

PCT will continue to receive monthly payments from two hospitals not contracted with ACE, one through November 2023 and the other through December 2025.

PCT retains all rights to its technology and patents to assemble and lease/sell its equipment to non-healthcare related entities.

The Purchase Agreement is filed as Exhibit 10.1 to this report. The foregoing summary description of the terms of the Agreement is qualified in its entirety by reference to the full text of such exhibit.

Item 8.01 Other Information.

On May 9, 2023, the Company filed a stipulation of dismissal in the matter of PCT LTD v. Auctus Fund LLC. The dismissal was part of a settlement agreement and effectively ends the dispute with Auctus Fund LLC. No monetary value was derived by either side.

Item 9.01 Financial Statements and Exhibits.

(d)       Exhibits:

Exhibit No.	Description
10.1	Selective Machines Purchase Agreement dated May 8, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PCT LTD

By: /s/ Gary J. Grieco

Gary J. Grieco, CEO

Date: May 12, 2023